Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ranger Energy Services, Inc.
Houston, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 21, 2021, relating to the consolidated financial statements of PerfX Wireline Services, LLC, which appears in Ranger Energy Services, Inc.'s Current Report on Form 8-K/A dated September 31, 2021.

/s/ BDO USA, LLP
Houston, Texas
June 1, 2022